                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of August 26, 1997, by and among SELFCARE, INC., a corporation organized under the laws of the State of Delaware (the "COMPANY"), with headquarters located at 200 Prospect Street, Waltham, Massachusetts, 02154 and each of the purchasers (the "PURCHASERS") set forth on the execution pages hereof (the "EXECUTION PAGES").

         WHEREAS:

         A. The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("REGULATION D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT");

         B. Each Purchaser desires to purchase, upon the terms and conditions stated in this Agreement, Units ("UNITS") consisting of (i) one (1) share of the Company's Series B Convertible Preferred Stock, par value $.001 per share (the "PREFERRED SHARES"), convertible into the Company's common stock, par value $.001 per share (the "COMMON STOCK") and (ii) warrants (the "WARRANTS"), in the form attached hereto as EXHIBIT B, to acquire such number of shares of Common Stock as is equal to two hundred (200) divided by the Fixed Conversion Price set forth in the Certificate of Designation (as defined below) . The rights, preferences and privileges of the Preferred Shares, including the terms upon which such Preferred Shares are convertible into shares of Common Stock are set forth in the form of Certificate of Designations, Preferences and Rights attached hereto as EXHIBIT A (the "CERTIFICATE OF DESIGNATION"). The shares of Common Stock issuable upon conversion of the Preferred Shares or otherwise pursuant to the Certificate of Designation are referred to herein as the "CONVERSION SHARES" and the shares of Common Stock issuable upon exercise or otherwise pursuant to the Warrants are referred to as the "WARRANT SHARES." The Units, the Preferred Shares, the Conversion Shares and the Warrant Shares are collectively referred to herein as the "SECURITIES."

         C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as EXHIBIT C (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

         NOW, THEREFORE, the Company and the Purchasers hereby agree as follows:

1.       PURCHASE AND SALE OF PREFERRED SHARES.

         a. PURCHASE OF PREFERRED SHARES. On the Closing Date (as defined below), subject to the satisfaction (or waiver) of the conditions set forth in
Section 6 and Section 7 below, the Company shall issue and sell to each Purchaser and each Purchaser severally agrees to purchase from the Company, such number of Units as is set forth on such Purchaser's Execution Page hereto. The purchase price (the "PURCHASE PRICE") per Unit shall be equal to One Thousand Dollars ($1,000.00). Each Purchaser's obligation to purchase Units hereunder is distinct and separate from each other Purchaser's obligation to purchase Units and no Purchaser shall be required to purchase hereunder more than the number of Units set forth on such Purchaser's Execution Page hereto notwithstanding any failure by any other Purchaser to purchase Units hereunder.

         b. FORM OF PAYMENT. On the Closing Date, each Purchaser shall pay the aggregate Purchase Price for the Units being purchased by such Purchaser on the Closing Date by wire transfer to the Company, in accordance with the Company's written wiring instructions, against delivery of duly executed certificates representing the Preferred Shares and Warrants being purchased by such Purchaser and the Company shall deliver such certificates against delivery of such aggregate Purchase Price.

         c. CLOSING DATE. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Units pursuant to this Agreement (the "CLOSING") shall be 12:00 noon Eastern Daylight Savings Time on August 26, 1997, or such other time as may be mutually agreed upon by the Company and the Purchasers (the "CLOSING DATE"). The closing shall occur at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers, 1401 Walnut Street, Philadelphia, Pennsylvania 19102.

2.       PURCHASERS' REPRESENTATIONS AND WARRANTIES

         Each Purchaser severally represents and warrants to the Company as set forth in this Section 2. No Purchaser makes any other representations or warranties, express or implied, to the Company in connection with the transactions contemplated hereby and any and all prior representations and warranties, if any, which may have been made by any Purchaser to the Company in connection with the transactions contemplated hereby shall be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement.

         a. INVESTMENT PURPOSE. Purchaser is purchasing the Units for Purchaser's own account for investment purposes and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the

Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 2(a) to the contrary, by making the representations herein, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

         b. ACCREDITED INVESTOR STATUS. Purchaser is an "ACCREDITED INVESTOR" as that term is defined in Rule 501(a) of Regulation D.

         c. RELIANCE ON EXEMPTIONS. Purchaser understands that the Units are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Units.

         d. INFORMATION. Purchaser and its counsel have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Units which have been specifically requested by Purchaser or its counsel. Purchaser and its counsel have been afforded the opportunity to ask questions of the Company and have received what Purchaser believes to be satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or its counsel or any of its representatives shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in Section 3 below. Purchaser understands that Purchaser's investment in the Securities involves a high degree of risk.

         e. GOVERNMENTAL REVIEW. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

         f. TRANSFER OR RESALE. Purchaser understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless (a) subsequently registered thereunder, or (b) if required by the Company, Purchaser shall have delivered to the Company an opinion from counsel reasonably acceptable to the Company (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable circumstances) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (c) sold pursuant to Rule 144 promulgated under the Securities Act (or a successor rule) ("RULE 144"); and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement).

         g. LEGENDS. Purchaser understands that the Preferred Shares and Warrants and, until such time as the Conversion Shares and Warrant Shares have been registered under the Securities Act (including registration pursuant to Rule 416 thereunder) as contemplated by the Registration Rights Agreement or otherwise may be sold by Purchaser pursuant to Rule 144, the certificates for the Conversion Shares and Warrant Shares may bear a restrictive legend in substantially the following form:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended or the securities laws of any state of the United States. The securities represented hereby may not be offered or sold in the absence of an effective registration statement for the securities under applicable securities laws unless offered, sold or transferred pursuant to an available exemption from the registration requirements of those laws.

         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Conversion Shares or Warrant Shares upon which it is stamped, if, unless otherwise required by state securities laws, (a) the sale of such Security is registered under the Securities Act (including registration pursuant to Rule 416 thereunder), or (b) such holder provides the Company with an opinion from counsel reasonably acceptable to the Company, in form, substance and scope customary for opinions of counsel in comparable circumstances, to the effect that a contemplated public sale or transfer of such Security may be made without registration under the Securities Act or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144. Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement or in compliance with an exemption from the registration requirements of the Securities Act. In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon advance notice to Purchaser the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an existing effective registration statement or Rule 144 (and the Company may provide appropriate stop transfer instructions to its transfer agent with respect to such Security during the period such registration statement cannot be utilized) and Purchaser shall cooperate in the prompt replacement of such legend. Such legend shall be removed when such Security may be sold pursuant to an effective registration statement or Rule 144.

         h. AUTHORIZATION; ENFORCEMENT. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable in accordance with their terms.

         i. RESIDENCY. Purchaser is a resident of the jurisdiction set forth under such Purchaser's name on the Execution Page hereto executed by such Purchaser which jurisdiction does not require any consent, approval, authorization or order of, or any filing or registration with, any governmental or regulatory agency or court in such jurisdictions in connection with the transaction contemplated hereby and the securities laws of any other jurisdiction or applicable to the offer or sale or any of the Securities to such Purchaser.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each Purchaser as set forth in this Section 3. The Company does not make any other representations or warranties, express or implied, to the Purchasers in connection with the transactions contemplated hereby and any and all prior representations and warranties, if any, which may have been made by the Company to the Purchasers in connection with the transactions contemplated hereby shall be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement.

         a. ORGANIZATION AND QUALIFICATION. The Company and each of its subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on (i) the Securities, (ii) the ability of the Company to perform its obligations hereunder, the Certificate of Designation, the Warrants or the Registration Rights Agreement or (iii) the business, operations, properties or financial condition of the Company and its subsidiaries, taken as a whole.

         b. AUTHORIZATION; ENFORCEMENT. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Warrants and the Registration Rights Agreement, to issue and sell the Preferred Shares and Warrants in accordance with the terms hereof, and to issue the Conversion Shares upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation and the Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrants; (ii) the execution, delivery and performance of this Agreement, the Warrants and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Preferred Shares and the Warrant Shares and the issuance and reservation for issuance of the Conversion Shares and the Warrant Shares) have been duly authorized by the Company's Board of Directors or an authorized subcommittee thereof and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required (under Section 713 of the Rules of The American Stock Exchange ("AMEX") or otherwise); (iii) this Agreement has been duly executed and delivered by the Company; and (iv) this Agreement constitutes, and, upon execution and delivery by the Company of the Registration Rights Agreement and the Warrants, such agreements will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

         c. CAPITALIZATION. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Preferred Shares and the Warrants) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares to be reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrants is set forth on
SCHEDULE 3(c). All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and nonassessable. No shares of capital stock of the Company (including the Preferred Shares, the Conversion Shares and the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances created by the Company. Except for the Securities and as set forth on
SCHEDULE 3(c), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement). Except as set forth on SCHEDULE 3(c), there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Securities in accordance with the terms of this Agreement, the Certificate of Designation or the Warrants. The Company has furnished to each Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("CERTIFICATE OF INCORPORATION"), the Company's By-laws as in effect on the date hereof (the "BYLAWS"), and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for Common Stock of the Company. The Certificate of Designation, in the form attached hereto, has been duly filed with the Secretary of State of the State of Delaware and, upon the issuance of the Preferred Shares in accordance with the terms hereof, each Purchaser shall be entitled to the rights set forth therein.

         d. ISSUANCE OF SHARES. The Preferred Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issuance thereof and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability on the holders thereof. The Conversion Shares and the Warrant Shares are duly authorized and reserved for issuance, and, upon conversion of the Preferred Shares and exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issuance thereof and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

         e. NO CONFLICTS. The execution, delivery and performance of this Agreement, the Warrants and the Registration Rights Agreement by the Company, the performance by the Company of its obligations under the Certificate of Designation, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Preferred Shares, the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party (each a "CONTRACT"), or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect or that are related to any inaccuracies or omission in any representation or warranty of any Purchaser set forth herein). Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for actual or possible violations, defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as a Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible or actual violations, if any, the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by Section 4(b) hereof and the Registration Rights Agreement, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency or other party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Warrants or the Registration Rights Agreement or to perform its obligations under the Certificate of Designation, in each case in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of the AMEX, has not received notification that it is in violation of such listing requirements and does not reasonably anticipate that the Common Stock will be delisted by AMEX for the foreseeable future.

         f. SEC DOCUMENTS, FINANCIAL STATEMENTS. Since August 1, 1996, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (all of the foregoing, filed prior to the date hereof and after August 1, 1996, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC DOCUMENTS"). The Company has delivered to each Purchaser true and complete copies of the SEC Documents, except for the exhibits and schedules thereto and the documents incorporated therein. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be updated or amended under applicable law. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents filed prior to the date hereof or as otherwise set forth on SCHEDULE 3(f), the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business, (ii) obligations under contracts and commitments incurred in the ordinary course of business and (iii) liabilities not required under generally accepted accounting principles to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i), (ii) and (iii) individually or in the aggregate are not material to the financial condition or operating results of the Company. None of the Company, its subsidiaries or, to the best knowledge of the Company, any of the other parties thereto, is in breach or violation of any Contract, which breach or violation would have a Material Adverse Effect. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, would become a default by the Company or its subsidiaries thereunder which would have a Material Adverse Effect.

         g. ABSENCE OF CERTAIN CHANGES. Since December 31, 1996, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition or results of operations of the Company except as disclosed in SCHEDULE 3(g) or in the SEC Documents filed prior to the date hereof.

         h. ABSENCE OF LITIGATION. Except for matters disclosed in the SEC Documents filed prior to the date hereof, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such which will have a Material Adverse Effect. There are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if asserted against the Company or any of its subsidiaries, is likely to have a Material Adverse Effect.

         i. INTELLECTUAL PROPERTY. Except as disclosed in the SEC Documents, each of the Company and its subsidiaries owns or is licensed to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "INTANGIBLES") necessary for the conduct of its business as now being conducted and as described in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 the absence of which would have a Material Adverse Effect. To the best knowledge of the Company, except as disclosed in the SEC Documents, neither the Company nor any subsidiary of the Company infringes or is in conflict with any right of any other person with respect to any Intangibles which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect and except as disclosed in the SEC Documents, neither the Company nor any of its subsidiaries has received written notice of any pending conflict with or infringement upon such third party Intangibles. The Intangibles are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, except for such cancellations and adversarial proceedings which, individually or in the aggregate, are not likely to have a Material Adverse Effect and all applications for any material Intangibles are pending and are in good standing. The Company and its subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Intangibles used pursuant to licenses, except where the failures to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

         j. FOREIGN CORRUPT PRACTICES. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         k. DISCLOSURE. All information which is set forth in this Agreement or included in the documents set forth on Schedule 3(k) hereof was true and correct in all material respects on the date such information was prepared and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, and at the time they were made, not misleading.

         l. ACKNOWLEDGMENT REGARDING PURCHASERS' PURCHASE OF THE UNITS. The Company acknowledges and agrees that none of the Purchasers is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, and the relationship between the Company and each of the Purchasers is "arms length" and that any statement made by any Purchaser or any of their representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to each Purchaser's purchase of Units and has not been relied upon by the Company, its officers or directors in any way. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

         m. FORM S-3 ELIGIBILITY. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. Except with respect to matters set forth in the SEC Documents, there exist no facts or circumstances that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Registrable Securities (as defined in the Registration Rights Agreement) beyond the scheduled deadlines set forth in the Registration Rights Agreement.

         n. NO GENERAL SOLICITATION. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "GENERAL SOLICITATION," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.

         o. NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offerers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions.

         p. NO BROKERS. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by any Purchaser relating to this Agreement or the transactions contemplated hereby, except for dealings with The Shemano Group, whose commissions and fees will be paid for by the Company.

         q. ACKNOWLEDGMENT OF DILUTION. The number of Conversion Shares issuable upon conversion of the Preferred Shares and Warrant Shares issuable upon exercise of the Warrants may increase substantially in certain circumstances, including, in the case of the Preferred Shares, the circumstance wherein the trading price of the Common Stock declines. The Company's executive officers have studied and fully understand the nature of the securities being sold hereunder. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation and Warrant Shares in accordance with the terms of the Warrants is, subject to the terms applicable thereto, absolute and unconditional, regardless of the dilution that such issuance may have on the ownership interests of other stockholders. Taking the foregoing into account, the Company has determined that the issuance of the Units hereunder and the consummation of the other transactions contemplated hereby are in the best interests of the Company and its stockholders.

         r. TITLE. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in SCHEDULE 3(r) or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

         s. TAX STATUS. Except as set forth on SCHEDULE 3(s), the Company and each of its subsidiaries has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books a reserve reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. None of the Company's tax returns has been or is being audited by any taxing authority.

         t. KEY EMPLOYEES. Each of the Company's executive officers and significant employees (collectively, the "KEY EMPLOYEES") set forth in the Company's prospectus dated March 7, 1997 with respect to the offer of 1,800,000 shares of Common Stock (the "PROSPECTUS") is currently serving the Company in the capacity disclosed in the Prospectus. No Key Employee, to the best of the knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant , and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any material liability with respect to any of the foregoing matters. Except as set forth on SCHEDULE 3(t), no Key Employee has, to the best of the knowledge of the Company and its subsidiaries, any intention to terminate his employment with, or services to, the Company or any of its subsidiaries.

4.       COVENANTS.

         a. BEST EFFORTS. The parties shall use all commercially reasonable efforts timely to satisfy each of the conditions described in Section 6 and 7 of this Agreement.

         b. FORM D: BLUE SKY LAWS. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall on or before the Closing Date take such action, if any, as the Company shall reasonably determine are necessary to qualify the Securities for sale to the Purchasers pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date.

         c. REPORTING STATUS. So long as any Purchaser beneficially owns any of the Securities and except following the merger by the Company into, or the acquisition of the Company by, another corporation, the Company shall use all commercially reasonable efforts to timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

         d. USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Preferred Shares as set forth in SCHEDULE 4(d).

         e. Intentionally Omitted.

         f. EXPENSES. The Company shall pay to the Purchasers, or at their direction, at the Closing reimbursement for the expenses reasonably incurred by them and their affiliates and advisors in connection with the negotiation, preparation, execution, and delivery of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, such Purchasers' and their affiliates' and advisors' reasonable due diligence and attorneys' fees and expenses (the "EXPENSES"). In addition, from time to time thereafter, upon any Purchaser's written request, the Company shall pay to such Purchaser such additional Expenses, if any, incurred at or prior to Closing not covered by such payment, in each case to the extent reasonably incurred by the Purchaser. Notwithstanding the foregoing, the Company shall not be obligated to reimburse the Purchasers for more than $25,000 pursuant to this Section 4(f).

         g. FINANCIAL INFORMATION. The Company agrees to send the following reports to each Purchaser until such Purchaser transfers, assigns or sells all of its Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-KSB, its Quarterly Reports on Form 10-QSB, its proxy statements and any Current Reports on Form 8-K; and
(ii) within two (2) business days after release, copies of all press releases issued by the Company or any of its subsidiaries.

         h. RESERVATION OF SHARES. The Company shall at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Preferred Shares and issuance of the Conversion Shares in connection therewith and the full exercise of the Warrants and issuance of the Warrant Shares in connection therewith and as otherwise required by the Certificate of Designation and the Warrants. The Company shall not reduce the number of shares reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrants (except as a result of any such conversion or exercise) without the consent of Purchasers holding a majority of the Preferred Shares then held by all Purchasers.

         i. LISTING. The Company shall promptly secure the listing of the Conversion Shares and the Warrant Shares upon AMEX and each other national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares and the Warrant Shares from time to time issuable upon conversion of the Preferred Shares and exercise of the Warrants. The Company will use all commercially reasonable efforts to continue the listing and trading of its Common Stock on the New York Stock Exchange ("NYSE"), AMEX or the Nasdaq National Market. In the event the Common Stock is not eligible to be traded on any of the NYSE, the AMEX or the Nasdaq National Market and the Common Stock is not eligible for listing on any such exchange or system, the Company shall use all commercially reasonable efforts to cause the Common Stock to be eligible for trading on the over-the-counter bulletin board at the earliest practicable date and remain eligible for trading while any Preferred Shares or Warrants are outstanding.

         j. CORPORATE EXISTENCE. So long as a Purchaser beneficially owns any Preferred Shares, the Company shall maintain its corporate existence; provided, however, that the Company may engage in a merger, consolidation or sale of all or substantially all of the Company's assets with a publicly traded corporation (or a subsidiary of a publicly traded corporation), if the Company ensures that
(i) such publicly traded Corporation assumes the Company's obligations hereunder and under the Certificate of Designation and the Warrants and the agreements and instruments entered into in connection herewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the conversion of all Preferred Shares and the exercise of all Warrants outstanding as of the date of such transaction and (ii) such publicly traded corporation's common stock is then listed for trading on the Nasdaq National Market, NYSE or AMEX. For the avoidance of doubt, if the Company effects a redemption of Preferred Shares pursuant to and in accordance with the provisions of Article VIII.D of the Certificate of Designation, immediately thereafter, no Purchaser will beneficially own any Preferred Shares and the conditions of this Section 4(j) need not be satisfied with respect to such immediately ensuing merger, consolidation or sale of all or substantially all of the Company's assets.

         k. NO INTEGRATED OFFERINGS. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause this offering of Securities to be integrated with any other offering of securities by the Company for purposes of AMEX Rule 713.

         l. [Intentionally Omitted]

         m. COOPERATION BY PURCHASERS. Each Purchaser (or subsequent holder) of Preferred Shares or Warrants agrees to provide the Company promptly with such information with respect to the Purchaser and the Securities held by such Purchaser as the Company may reasonably request in connection with the Company's fulfillment of its obligations hereunder or any of the documents executed in connection herewith.

         n. Each Purchaser shall promptly notify the Company upon the transfer by it of any Warrants or Preferred Shares or of such date that the Purchaser no longer owns any Securities.

5.       TRANSFER AGENT INSTRUCTIONS.

         a. The Company shall instruct its transfer agent to issue certificates, registered in the name of each Purchaser or its nominee, for the Conversion Shares and the Warrant Shares in such amounts as specified in accordance with law from time to time by such Purchaser to the Company upon conversion of the Preferred Shares or exercise of the Warrants, as applicable. To the extent and during the periods provided in Section 2(f) and 2(g) of this Agreement, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement.

         b. The Company warrants that no instruction other than such instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) and 2(g) hereof in the case of the transfer of the Conversion Shares and the Warrant Shares at a time when a registration statement of the Conversion Shares and the Warrant Shares under the Securities Act is not available or without an exemption therefrom, will be given by the Company to its transfer agent except as required by law or as expressly permitted by this Agreement and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way each Purchaser's obligations and agreement set forth in Section 2(g) hereof to resell the Securities pursuant to an effective registration statement or in compliance with an exemption from the registration requirements of applicable securities law.

         c. If a Purchaser provides the Company with an opinion from counsel reasonably satisfactory to the Company, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration applicable to such proposed sale or transfer, or a Purchaser provides the Company with reasonable assurances that the Securities are to be sold pursuant to Rule 144 or may be sold pursuant to Rule 144(k), the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by a Purchaser.

6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

         The obligation of the Company hereunder to issue and sell the Units to a Purchaser hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

         a. The aggregate number of Units being purchased hereunder by all Purchasers shall be 8,000 Units.

         b. The applicable Purchaser shall have delivered the Purchase Price for the Units being purchased by it in accordance with Section 1(b) above.

         c. The representations and warranties of the applicable Purchaser shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the applicable Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Purchaser at or prior to the Closing Date.

         d. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.       CONDITIONS TO EACH PURCHASER'S OBLIGATION TO PURCHASE.

         The obligation of each Purchaser hereunder to purchase the Units to be purchased by it hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Purchaser's sole benefit and may be waived by such Purchaser at any time in the Purchaser's sole discretion:

         a. The Company shall have executed the signature page to this Agreement and the Registration Rights Agreement, and delivered the same to such Purchaser.

         b. The Certificate of Designation shall have been accepted for filing with the Secretary of State of the State of Delaware and a copy thereof certified by the Secretary of State of Delaware shall have been delivered to such Purchaser.

         c. The Company shall have delivered to such Purchaser duly executed certificates and Warrant agreements (in such denominations as such Purchaser shall request) representing the Preferred Shares and Warrants being so purchased by such Purchaser in accordance with Section 1(b) above.

         d. The Common Stock shall be authorized for listing on AMEX and trading in the Common Stock (or AMEX generally) shall not have been suspended by the SEC or AMEX.

         e. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date to the foregoing effect and as to such other matters as may be reasonably requested by such Purchaser.

         f. No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

         g. Such Purchaser shall have received an opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Purchaser and in substantially the form of EXHIBIT D attached hereto.

         h. The Company shall have delivered evidence reasonably satisfactory to the Purchasers that the Company's transfer agent has agreed to act in accordance with irrevocable instructions in the form attached hereto as EXHIBIT E.

         i. The aggregate number of Units being purchased by all Purchasers hereunder shall be 8,000.

         j. The Company shall have delivered to the Purchasers Lock-Up Letters in the form attached hereto as EXHIBIT F from each of Ron Zwanziger, Anthony H. Hall and Kenneth D. Legg.

8.       GOVERNING LAW; MISCELLANEOUS.

         a. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company and the Purchasers irrevocably consent to the jurisdiction of the state and federal courts located in the State of Delaware in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company and the Purchasers irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Service of process on the Company and the Purchasers mailed by first class mail shall be deemed in every respect effective service of process upon the Company and the Purchasers in any such suit or proceeding. Nothing herein shall affect the right of the Company or any Purchaser, as the case may be, to serve process in any other manner permitted by law. The Company and the Purchasers agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         b. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed Executive Page(s) to be physically delivered to the other party within five (5) days of the execution hereof.

         c. HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         d. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         e. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Purchaser.

         f. NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                           If to the Company:

                           Selfcare, Inc.
                           200 Prospect Street
                           Waltham, MA  02154
                           Telecopy: (617) 647-3939
                           Attn:  Chief Executive Officer

                           with a copy to:

                           Goodwin, Procter & Hoar LLP
                           Exchange Place
                           Boston, MA  02109
                           Telecopy:  617-523-1231
                           Attn:  Stephen W. Carr, P.C.
                                            and
                                     Martin Carmichael, III, P.C.

         If to any Purchaser, to such address set forth under such Purchaser's name on the Execution Page hereto executed by such Purchaser.

         Each party shall provide notice to the other parties of any change in address.

         g. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Except as provided herein, neither the Company nor any Purchaser shall assign this Agreement or any rights or obligations hereunder. Notwithstanding the foregoing, any Purchaser may assign its rights hereunder to any of its "AFFILIATES," as that term is defined under the Exchange Act, without the consent of the Company or to any other person or entity with the consent of the Company. This provision shall not limit a Purchaser's right to transfer the Securities pursuant to the terms of the Certificate of Designation and this Agreement or to assign such Purchaser's rights hereunder to any such transferee.

         h. THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         i. SURVIVAL. The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 8 shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of any Purchasers. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies a Purchaser may have under applicable federal or state securities laws. Each of the Company and the Purchasers agree to indemnify and hold harmless the other parties to this Agreement and each of such party's officers, directors, employees, partners, members, agents and affiliates for loss or damage arising as a result of or related to any breach or alleged breach by it of any of its representations or covenants set forth herein, including advancement of expenses as they are incurred.

         j. PUBLICITY. The Company and each Purchaser shall have the right to approve before issuance any press releases, filings, or any other public statements with respect to the issuance of the Units hereunder; provided, however, that the Company shall be entitled, without the prior approval of the Purchasers, to make any press release as is required by applicable law and regulations and stock exchange rules (although the Purchasers, if practicable, shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof).

         k. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         l. TERMINATION. In the event that the Closing shall not have occurred on or before August 26, 1997, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date. Notwithstanding any termination of this Agreement, any party not in breach of this Agreement shall preserve all rights and remedies it may have against another party hereto for a breach of this Agreement prior to or relating to the termination hereof.

         m. JOINT PARTICIPATION IN DRAFTING. Each party to this Agreement has participated in the negotiation and drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

         n. EQUITABLE RELIEF. The Company and each Purchaser acknowledge that a breach by it of its obligations hereunder will cause irreparable harm to, in the case of the Company, the Purchasers, and in the case of a Purchaser, the Company by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company and each Purchaser acknowledge that the remedy at law for a breach of its obligations hereunder (including, but not limited to, in the case of the Company, its obligations pursuant to Section 5 hereof) will be inadequate and agrees, in the event of a breach or threatened breach by the Company or a Purchaser of the provisions of this Agreement (including, but not limited to, in the case of the Company, its obligations pursuant to Section 5 hereof), that the Company or a Purchaser, as the case may be, shall be entitled, in addition to all other available remedies, to an injunction restraining any breach without any bond or other security being required.

         IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.


SELFCARE, INC.

    By:
       ----------------------------
    Name:
         --------------------------
    Title:
          -------------------------

PURCHASER:

CAPITAL VENTURES INTERNATIONAL

By: Heights Capital Management, its authorized agent

    By:
       ----------------------------
    Name:
         --------------------------
    Title:
          -------------------------


RESIDENCE: Cayman Islands

PRINCIPAL BUSINESS ADDRESS:

                  c/o Heights Capital Management
                  425 California Street
                  Suite 1100
                  San Francisco, CA 94104
                  Telecopy: (415) 403-6525
                  Attn: Michael Spolan

with copies of all notices to:

                  Melita Saunders
                  Susquehanna Financial Group
                  401 City Line Avenue
                  Suite 220
                  Bala Cynwyd, PA  19004-1122

AGGREGATE SUBSCRIPTION AMOUNT

         Number of Units to be Purchased:                                2,500
                                                                    ----------
         Purchase Price ($1,000 per Units):                         $2,500,000
                                                                    ----------

         IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.


SELFCARE, INC.

    By:
       ----------------------------
    Name:
         --------------------------
    Title:
          -------------------------

PURCHASER:

PROPRIETARY CONVERTIBLE INVESTMENT GROUP, INC.

    By:
       ----------------------------
    Name:
         --------------------------
    Title:
          -------------------------


RESIDENCE:  New York

PRINCIPAL BUSINESS ADDRESS:

                  c/o Credit Suisse First Boston Corporation
                  11 Madison Avenue
                  Third Floor
                  New York, NY 10010
                  Telecopy: (212) 325-6519
                  Attn: Allan D. Weine

AGGREGATE SUBSCRIPTION AMOUNT

         Number of  Units to be Purchased:                               3,000
                                                                    ----------
         Purchase Price ($1,000 per Unit):                          $3,000,000
                                                                    ----------

         IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.


SELFCARE, INC.

    By:
       ----------------------------
    Name:
         --------------------------
    Title:
          -------------------------

PURCHASER:

C.C. INVESTMENTS LDC

By:  CSS Corporation Ltd., Corporate Secretary

    By:
       ----------------------------
    Name:
         --------------------------
    Title:
          -------------------------


RESIDENCE:  CAYMAN ISLANDS

PRINCIPAL BUSINESS ADDRESS:

                  C.C. Investments LDC
                  c/o Citco Fund Services (Cayman Islands) Ltd.
                  Corporate Center
                  West Bay Road
                  P.O. Box 31106
                  SMB Grand Cayman, Cayman Islands

with copies of all notices to:

                  c/o Castle Creek Investments
                  333 West Wacker Drive
                  Suite 1410
                  Chicago, Illinois 60606
                  Attn: Portfolio Manager
                  Telecopy:  312-435-2636

AGGREGATE SUBSCRIPTION AMOUNT

         Number of Units to be Purchased:                                2,500
                                                                    ----------
         Purchase Price ($1,000 per Unit):                          $2,500,000
                                                                    ----------